                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of The Perkin-Elmer Corporation of our report dated July 31, 1998, which appears on page 62 of the 1998 Annual Report to Shareholders of The Perkin-Elmer Corporation, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Stamford, CT
November 20, 1998